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                                                                  EXHIBIT 23(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 4 and Amendment No. 6 to Registration Statement Nos. 333-83074 and 811-21038 on Form N-1A of MLIG Variable Insurance Trust.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 23, 2005